UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2009

On2 Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15117	84-1280679
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Corporate Drive, Suite 100
Clifton Park, NY	12065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 348-0099

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

The close of business on December 3, 2009 marked the voting record date for the upcoming special meeting of holders of common stock of On2 Technologies, Inc. (the “Company”) to consider and vote upon the Company’s proposed merger with a wholly owned subsidiary of Google Inc.  Holders of record of On2 common stock as of the close of business on December 3, 2009, the voting record date, are entitled to vote at the special meeting or, if necessary, any adjournment thereof.  The special meeting will be held at the Comfort Suites in Venetian Room I at 7 Northside Drive, Clifton Park, NY 12065, at 4:00 p.m., local time, on December 18, 2009.

As of the voting record date, 176,635,976 shares of On2 common stock were outstanding. The merger proposal must be adopted by the holders of a majority of the outstanding shares of On2 common stock as of the voting record date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2009	On2 Technologies, Inc.
	By:	/s/ Matthew Frost
Matthew Frost
Interim Chief Executive Officer and Chief Operating Officer

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